Exhibit 99.1

LifeWallet Announces a Comprehensive Settlement with 10 Affiliated Property& Casualty Insurers, Doing Business in 15 States

Coral Gables, FL, April 18, 2024. MSP Recovery, Inc. d/b/a LifeWallet (NASDAQ: LIFW) (“LifeWallet” or “the Company”) announces another comprehensive settlement with 10 affiliated property and casualty insurers (“P&C Insurers”) that write personal lines of P&C insurance in 15 states. In addition to settling existing claims, the settlement establishes a going-forward process to collaboratively and timely resolve future claims, as well as share important historical data that is expected to enhance LifeWallet’s claims reconciliation capabilities, benefiting its Medicare clients across the mainland U.S. and Puerto Rico. The settlement includes:

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The P&C Insurers’ agreement to provide historical data for claimants and also assist LifeWallet in reconciling its relevant current and future assigned Medicare claims;
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The carrier will assign to LifeWallet all rights to collect additional sums from plaintiff attorneys and medical providers;
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A 10-year agreement to resolve cooperatively, or through binding mediation, relevant Medicare claims (liens) that LifeWallet acquires in the future and non-Medicare claims that it owns today; and
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The P&C Insurers’ agreement that they may be primary payers for any unreimbursed Medicare lien that LifeWallet identifies from data sharing, and the property and casualty insurer’s agreement to assign all rights to collect against other third parties that either failed to pay liens or collected twice from Medicare funds and the P&C Insurers.

LifeWallet is currently in negotiations with multiple other property and casualty insurers to resolve claims on a similar basis. The settlement announced today follows a comprehensive settlement announced by LifeWallet on Mar 3, 2024 with 28 affiliated P&C Insurers.

LifeWallet continues to implement the terms of the March 3rd settlement, through the processing of historical claims data, recovery of claims against other responsible parties, and implementation of LifeWallet’s clearinghouse, which runs on AI-based functions, including natural language processing and machine learning. As noted, this builds upon the Company’s previously announced initiatives: “MSP Recovery and Palantir to Transform Connectivity Across the U.S. Healthcare System” and “LifeWallet Announces Significant Enhancements to LifeWallet Health with Advanced Tools for Providers and Patients.”

LifeWallet Founder and CEO, John H. Ruiz, commented on this settlement, saying: “This latest settlement is a testament to our commitment to discover and attempt to recover on the company’s Medicare secondary payer claims, and we believe we have a working structure that helps potentially resolve those claims. In doing so, we have also achieved a business solution for property and casualty insurers to resolve future claims while helping prevent many of these payments from being made in the first place.”

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the federal securities laws. Forward-looking statements may generally be identified by the use of words such as “anticipate,” “believe,” “expect,” “intend,” “plan" and “will” or, in each case, their negative, or other variations or comparable terminology. These forward-looking statements include all matters that are not historical facts, including

Exhibit 99.1

for example statements regarding potential future settlements. By their nature, forward-looking statements involve risks and uncertainties because they relate to events and depend on circumstances that may or may not occur in the future. As a result, these statements are not guarantees of future performance or results and actual events may differ materially from those expressed in or suggested by the forward-looking statements. Any forward-looking statement made by the Company herein speaks only as of the date made. New risks and uncertainties come up from time to time, and it is impossible for the Company to predict or identify all such events or how they may affect it. the Company has no obligation, and does not intend, to update any forward-looking statements after the date hereof, except as required by federal securities laws. Factors that could cause these differences include, but are not limited to, the Company’s ability to capitalize on its assignment agreements and recover monies that were paid by the assignors; the inherent uncertainty surrounding settlement negotiations and/or litigation, including with respect to both the amount and timing of any such results; the success of the Company's scheduled settlement mediations; the validity of the assignments of claims to the Company; negative publicity concerning healthcare data analytics and payment accuracy; and those other factors included in the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other reports filed by it with the SEC. These statements constitute the Company’s cautionary statements under the Private Securities Litigation Reform Act of 1995.

About LifeWallet

Founded in 2014 as MSP Recovery, LifeWallet has become a Medicare, Medicaid, commercial, and secondary payer reimbursement recovery leader, disrupting the antiquated healthcare reimbursement system with data-driven solutions to secure recoveries from responsible parties. LifeWallet provides comprehensive solutions for multiple industries including healthcare, legal, education, and sports NIL. For more information, visit: LIFEWALLET.COM.

Contact

Media:

ICR, Inc.

lifewallet@icrinc.com

Investors:

Investors@LifeWallet.com